POWER OF ATTORNEY

Know all by these presents that the undersigned hereby constitutes and appoints each of Sumit Aggarwal, John Woolford, and Danny Shulman, or either of them signing individually, and with full power of substitution, the undersigned's true and lawful attorney-in-fact and in the undersigned's name, place and stead, in the undersigned’s capacity as an officer, director or stockholder of Eloxx Pharmaceuticals, Inc. (the “Company”) to:

(1)
take such actions as may be necessary or appropriate to enable the undersigned to submit and file forms, schedules and other documents with the U.S. Securities and Exchange Commission (“SEC”) utilizing the SEC’s Electronic Data Gathering and Retrieval (“EDGAR”) system, which actions may include (a) enrolling the undersigned in EDGAR Next and (b) preparing, executing and submitting to the SEC a Form ID, amendments thereto, and such other documents and information as may be necessary or appropriate to obtain codes and passwords enabling the undersigned to make filings and submissions utilizing the EDGAR system;
(2)
prepare, execute and submit and file with the SEC any and all forms, schedules and other documents (including any amendments thereto) the undersigned is required to file with the SEC, or which such attorney-in-fact considers it advisable for the undersigned to file with the SEC, under Section 13 or Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) or any rule or regulation thereunder, or under Rule 144 under the Securities Act of 1933 (“Rule 144”), including Forms 3, 4 and 5, Schedules 13D and 13G, and Forms 144 (all such forms, schedules and other documents being referred to herein as “SEC Filings”) and to file submit or otherwise deliver SEC filings to any securities exchange on which the Company’s securities may be listed or traded; and
(3)
in the case of each of Sumit Aggarwal and John Woolford, act as an account administrator for the undersigned’s EDGAR account, including: (i) appoint, remove and replace account administrators, account users, technical administrators and delegated entities; (ii) maintain the security of the undersigned’s EDGAR account, including modification of access codes; (iii) maintain, modify and certify the accuracy of information on the undersigned’s EDGAR account dashboard; (iv) act as the EDGAR point of contact with respect to the undersigned’s EDGAR account; and (v) any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators; and
(4)
in the case of Danny Shulman, act as a delegated administrator for the undersigned’s EDGAR account, including: (i) appoint, remove and replace delegated account administrators and users; (ii) maintain the security of the undersigned’s EDGAR account; and (iii) any other actions contemplated by Rule 10 of Regulation S-T with respect to delegated entities.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or advisable to be done in connection with the foregoing, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file SEC Filings with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 28th day of May, 2026.

/s/ Nina Kjellson
Nina Kjellson

NOTARIZATION

State of New York

County of New York

This Power of Attorney was acknowledged before me on May 28, 2026 by Nina Kjellson.

/s/ Hannah H. Metzger

Notary Signature

[Notary Seal]

Hannah H. Metzger

Notary Public, State of New York

Registration No. 01ME6424065

Qualified in Nassau County

Commission Expires December 21, 2029